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                                                                     Exhibit 3.6






                           AMENDED AND RESTATED BYLAWS

                              (AS OF MARCH 4, 1999)






                                       OF

                          AMERICAN GENERAL CORPORATION

                                 HOUSTON, TEXAS








                    [AMERICAN GENERAL FINANCIAL GROUP LOGO]








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                           AMENDED AND RESTATED BYLAWS
                                       OF
                          AMERICAN GENERAL CORPORATION



                                   ARTICLE I.

                                  CAPITAL STOCK

     SECTION 1. Certificates for Shares. The certificates for shares of the capital stock of the company shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the chairman of the board or president, and also by the secretary, and may be sealed with the seal of the company or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the company itself or an employee of the company, the signatures of the chairman of the board or president and of the secretary may be facsimiles. The certificates shall be consecutively numbered and shall be entered on the stock records of the company as they are issued, and each shall exhibit the holder's name and the number of shares.

     SECTION 2. Transfer of Shares. The shares of stock of the company shall be transferable only on the stock records of the company by the registered holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender of certificates representing such shares duly endorsed or in proper form for transfer, with appropriate evidence of authority to transfer, and cancellation thereof.

     SECTION 3. Fixing of Record Date; Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the board of directors may provide that the stock transfer books of the company shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment of the meeting except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     SECTION 4. Registered Shareholders. The company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other



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person or entity, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Texas.

     SECTION 5. Lost, Destroyed, or Stolen Stock Certificates. No certificate for shares of stock in the company shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence satisfactory to the board of directors, or such person or persons as it may designate, of such loss, destruction, or theft, and, if the board of directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the then-market value of the shares represented by the certificate) and with such terms and such surety or sureties as the board of directors may, in its discretion, require.

     SECTION 6. Regulations. The board of directors shall have the power and authority to make all such rules and regulations to the extent permitted by law, the articles of incorporation, and these bylaws, as it may deem expedient concerning the issue, transfer, registration, or replacement of certificates for shares of the capital stock of the company.


                                   ARTICLE II.

                                  SHAREHOLDERS

     SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held at such hour as shall be designated by the board of directors either (i) on the last business day of April of each year, or (ii) on such other date, not more than thirteen (13) months after the last preceding annual meeting, as the board of directors shall designate, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

     SECTION 2. Special Meetings. A special meeting of shareholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holders of at least ten percent (10%) of the issued and outstanding shares entitled to vote at such meeting. Only such business as shall be stated or indicated in the notice of the meeting shall be transacted at any such special meeting of shareholders.

     SECTION 3. Place. The annual meeting of shareholders may be held at any place as may be designated in the call of the meeting. Meetings of shareholders shall be held at the principal office of the company unless another place is designated for a meeting in the manner provided herein.

     SECTION 4. Notice. Written or printed notice stating the place, day, and hour of each meeting of shareholders, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the officer calling the meeting, to each shareholder of record entitled to vote at such meeting.

     SECTION 5. Quorum. Except as may be otherwise provided by law or the articles of incorporation, no meeting of shareholders shall elect directors, or transact other business of the company, unless there shall be present, in person or by proxy, a quorum, which is defined as the holders of a majority of the issued and outstanding shares of capital stock of the company entitled to vote at the meeting, and the act of a majority of the shares represented at any meeting at which a


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quorum is present shall be the act of the meeting. The shareholders present at any meeting, though less than a quorum, may adjourn the meeting, and any business may be transacted at the adjourned meeting that could have been transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.

     SECTION 6. Proxies. At any meeting of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless it is expressly provided therein that the proxy shall be irrevocable or unless it is otherwise made irrevocable by law.

     SECTION 7. Voting of Shares. Each outstanding share of a class of stock entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter. Votes for directors, and upon demand of any shareholder votes upon any question before a meeting, shall be by ballot.

     SECTION 8. Presiding Officer and Secretary. The chairman of the board, or in his absence the president, shall preside at each meeting of shareholders, and in the absence of both such officers, a vice chairman of the board shall preside. Should none be present, the meeting shall appoint one of the vice presidents, or in the absence of all vice presidents, one of the shareholders, to preside at the meeting. The records of each meeting shall be kept by the secretary, or in his absence an assistant secretary, or in the absence of both, a person appointed by the chairman of the meeting.

     SECTION 9. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of each and number of shares of each class and series of stock held by each, shall be prepared by the secretary and filed at the registered office of the company, and shall be subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting. It shall be produced at such meeting and shall at all times during such meeting be subject to inspection by any shareholder.

     SECTION 10. Inspectors of Election. The chairman of each meeting of shareholders shall appoint a committee to act as inspectors of election. Such committee shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented by proxy and shall prepare a list showing the total number of shares of each class and series of stock, and of all classes, represented either in person or by proxy. The inspectors of election shall oversee the vote of the shareholders for the election of directors and for any other matters that are put to a vote of shareholders at the meeting; receive a ballot evidencing votes cast by the proxy committee; judge the qualifications of shareholders voting; collect, count, and report the results of ballots cast by any shareholders voting in person; and perform such other duties as may be required by the chairman of the meeting or the shareholders.

     SECTION 11. Nature of Business at Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by an shareholder of the company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the



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determination of shareholders entitled to vote at such annual meeting and (ii)
who complies with the notice procedures set forth in this Section 11.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the company.

     To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the company not less than one hundred and twenty (120) days nor more than one hundred and fifty
(150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

     SECTION 1. Number, Term of Office, Nomination, Vacancy and Removal. The business affairs and property of the company shall be managed and controlled by the board of directors, and, subject to the restrictions imposed by law, by the articles of incorporation, or by these bylaws, the board of directors may exercise all of the powers of the company.

         (a) Number. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock of the company as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the company shall be fixed from time to time by the board of directors but shall not be fewer than three (3) nor more than twenty-five (25). Within these limits, the


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                  number of directors may be increased or decreased (provided that any decrease does not shorten the term of any incumbent director) from time to time by resolution of the board of directors. Directors must be shareholders, but they need not be residents of the State of Texas.

         (b) Election and Terms. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock of the company as to dividends or upon liquidation to elect additional directors under specified circumstances, directors shall be elected at the annual meeting of the shareholders. Each director shall serve until the next annual meeting and until his successor shall have been elected and qualified, or until his earlier death, resignation, or removal; provided, however, that the term of any director who is also an officer of the company or of any subsidiary of the company shall simultaneously terminate when that director ceases, for whatever reason, to be an officer of the company or of any subsidiary of the company, unless the board of directors, in its discretion and upon resolution adopted by a majority of the remaining directors then in office, waives the applicability hereof.

         (c) Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the company, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any shareholder of the company
                  (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 1(c) and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 1(c).

                  In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the company.

                  To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the company (a) in the case of an annual meeting, not less than one hundred and twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.


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                  To be in proper written form, a shareholder's notice to the
                  Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director
                  (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  No person shall be eligible for election as a director of the company unless nominated in accordance with the procedures set forth in this Section 1(c). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         (d) Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the company as to dividends or upon liquidation to elect directors under specified circumstances, any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director so elected by the board of directors to fill a vacancy shall hold office for the remainder of the full term of the director whose departure from the board created the vacancy. A directorship to be filled by reason of an increase in the number of directors by action of the board of directors (within the limits set forth in paragraph (a) of Section 1 of this article) may be filled by the board of directors for a term of office continuing only until the next election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that the board of directors shall not fill more than two such directorships during the period between two successive annual meetings of shareholders.


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         (e)      Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock of the company as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least seventy-five percent (75%) of the combined voting power of the then outstanding shares of all classes of stock of the company entitled to vote generally in the election of directors, voting together as a single class.

         SECTION 2. Annual Meeting. Each newly elected board of directors shall hold its first meeting immediately following the annual meeting of shareholders each year, for the purposes of organization, the election of officers of the company, and the transaction of such other business as may properly come before such meeting, and no notice of such meeting shall be necessary.

         SECTION 3. Regular Meetings. In addition to the annual meeting of the board of directors, four (4) regular meetings shall be held in each year at the time and place designated by the chairman of the board, for the purpose of transacting any business within the powers of the board. Notice of such regular meetings shall be given as provided herein.

         SECTION 4. Special Meetings. A special meeting of the board of directors shall be held whenever called by the chief executive officer or by the secretary on the written request of any five (5) of the directors, and at such time and place as may be specified in the notice thereof. Such notice, or any waiver pursuant to Article VII, Section 6 hereof, need not state the purpose or purposes of such meeting.

         SECTION 5. Notice. The secretary shall give notice to each director of each regular and special meeting in person or by mail or by any form of telecommunication, at least twenty-four (24) hours before the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been lawfully called or convened.

         SECTION 6. Quorum. A majority of the directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the board of directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the act of a greater number is required by law, the articles of incorporation, or these bylaws.

         SECTION 7. Order of Business and Officers at Meetings. At meetings of the board of directors, business shall be transacted in such order as the board may determine from time to time. At all meetings of the board of directors, the chairman of the board shall preside, and in the absence of the chairman of the board the president shall preside, and in the absence of both, a vice chairman shall preside. Should all three be absent, a chairman shall be chosen by the board of directors from among the directors present. The secretary of the company shall act as secretary of all meetings of the board of directors, or in the absence of the secretary an assistant secretary shall so act; or in the absence of both, the presiding officer shall appoint any person to act as secretary of the meeting.

         SECTION 8. Compensation. Directors shall not receive any stated salary for their service as directors, but by resolution of the board of directors an annual retainer may be paid and a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the board of directors; provided that nothing contained herein shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

         SECTION 9. Presumption of Assent. A director of the company who is present at a meeting of the board of directors at which action on any company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 10. Retirement. No director of the company shall stand for reelection as a director following his seventieth birthday with the exception of any person who shall serve, or has served, as chief executive officer of the company at any time, who shall not be prevented by this provision from standing for reelection as a director for five years after retirement from the position of chief executive officer, or until the annual meeting following the attainment of age seventy-five, whichever shall first occur. Any director who is also an officer, other than the chief executive officer, of the company or an officer of any subsidiary of the company shall retire as provided in Section 1 of this article.

                                   ARTICLE IV.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         SECTION 1. Executive Committee. The board of directors, acting by resolution adopted by a majority of the full board of directors, may elect from among its members an executive committee of not fewer than three (3) nor more than ten (10) members, which committee shall have and may exercise all of the authority of the board of directors in the business and affairs of the company except where action of the full board of directors is specified by law. The chief executive officer shall be a member of the executive committee and shall be chairman of such committee. The executive committee shall meet at such times and places as may be fixed by the committee, or on the call of the chief executive officer, at such times and places as may be designated in the call of such meetings. The executive committee shall maintain a record of its proceedings and shall report to each regular meeting of the board of directors a summary of the actions taken by such committee since the last regular meeting of the board of directors.

         The executive committee shall function as the company's nominating committee. In its capacity as nominating committee, it has the power and duty to recommend candidates for election to the board of directors, to the committees of the board, and for the chairmanship of each committee except the executive committee.

         SECTION 2. Audit Committee. The board of directors, acting by resolution adopted by a majority of the full board of directors, may elect from among its members an audit committee of not fewer than three (3) nor more than ten (10) members, none of whom shall be an officer of the company or of any of its subsidiaries during the time of service on such committee. The chairman of the committee shall be elected by a majority of the full board of directors at the time the committee is elected or at such time as it becomes necessary to elect a new chairman because of the chairman's death or resignation. The audit committee shall meet at such times and places as may be fixed by the committee, or on the call of its chairman, at such times and places as may be designated in the call of such meetings. The committee shall also meet promptly upon the request of the company's principal independent auditors. The audit committee shall maintain a record of its proceedings and shall report to the board of directors a summary of its activities not less frequently than twice each fiscal year.

         The audit committee shall have the following powers and duties:

         (a) to recommend to the board of directors each year the engagement of a firm of certified public accountants to act as principal independent auditors for the company and its subsidiaries;

         (b) to review at regular intervals audit arrangements for the company and its subsidiaries and the reports to be rendered;

         (c) to review in advance the plan and scope of the audit of the company and its subsidiaries to be performed by the principal independent auditors and the related detailed estimate of fees, and to recommend such audit plan, scope, and fee estimate for board approval;

         (d) to review and approve non-audit services and fees of the company's principal independent auditors, giving appropriate consideration to the possible effect on the auditors' independence of each non-audit service provided;

         (e) to review periodically with the company's principal independent auditors the accounting principles and policies of the company and such matters relating to the internal auditing systems and procedures and the internal accounting controls of the company and its subsidiaries as the committee or the board of directors may determine to be necessary or desirable;

         (f) to review periodically the coordination between the company's principal independent auditors and the company's internal audit staff, and to review with the company's principal independent auditors, upon completion of their audit, their findings and recommendations and the responses of the company's management to such findings and recommendations;

         (g) to review the annual financial statements issued by the company to its security holders;

                  to periodically review the company's corporate responsibility program and receive information and assurances from management as to its effectiveness;

         (h) to conduct from time to time, or cause to be conducted, such investigations or inquiries relating to the committee's responsibilities, including accounting or audit matters, as the facts presented to the committee warrant and as the committee may deem necessary or appropriate in the interest of the company and its shareholders;

         (i) to confer with and direct the officers of the company to the extent necessary to exercise the committee's powers and to carry out its duties;

         (j) to meet with representatives of any independent auditors of the company and/or its internal audit staff in the absence of management, whenever the committee deems such to be appropriate; and

         (k) to perform such additional duties as may be assigned to the committee by the board of directors.

         SECTION 3. Personnel Committee. The board of directors, acting by resolution adopted by a majority of the full board of directors, may elect from among its members a personnel committee of not fewer than three (3) nor more than ten (10) members, none of whom shall be an officer of the company or of any of its subsidiaries during the time of service on this committee. The chairman of the committee shall be elected by a majority of the full board of directors at the time the committee is elected or at such time as it becomes necessary to elect a new chairman because of the chairman's death or resignation. The committee shall meet at such times and places as may be fixed by the committee, or on the call of its chairman, at such times and places as may be designated in the call of such meetings. The committee shall maintain a record of its proceedings and shall report to each regular meeting of the board of directors a summary of the actions taken by the committee since the last regular meeting of the board of directors.

         The personnel committee shall have the following powers and duties:

         (a) to review the relationship of the contribution of key officers and employees to the company's performance and prospects;

         (b) to review and approve and recommend to the board of directors for approval or ratification the annual salary of any officer of the company or of a subsidiary of the company whose annual salary is or will be of an amount which will place him or her among the twenty-five most highly salaried officers in the group;

         (c) to review and approve or ratify the annual salary of any officer or employee of the company or of a subsidiary of the company whose annual salary is or will be of an amount which will place him or her among the second twenty-five most highly salaried officers in the group;

         (d) to review and approve incentive compensation and other employee benefit programs;

         (e)      to review key personnel issues; and

         (f) to perform such additional duties as may be assigned to the committee by the board of directors.

         SECTION 4. Other Committees. In addition to the executive, audit, and personnel committees, the board of directors may, by resolution adopted by a majority of the full board of directors, elect from among its own members such other committees as it shall deem to be appropriate, each of which shall have and may exercise that authority of the board of directors which shall have been delegated to it in the resolution creating such committee, except as may be prohibited by law.

         SECTION 5. Term of Office and Committee Size. The term of office of each member of any committee shall be the period designated by the board of directors, but shall not be longer than one year and until his successor shall be elected, unless such member shall be removed by the board of directors, as provided in this section, or the committee is dissolved by the board of directors. A member of any committee may be removed during the period between annual meetings by action of the majority of the full board of directors at any regular or special meeting. The membership of any committee elected by the board of directors may be increased or decreased during the period between annual meetings, subject to any limitations of this article, by action of the majority of the full board of directors at any regular or special meeting.

         SECTION 6. Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

         SECTION 7. Responsibility. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

         SECTION 8. Vacancies. The board of directors may fill all vacancies in any committee.


                                   ARTICLE V.

                                    OFFICERS

         SECTION 1. Titles and Term of Office. The board of directors at its annual meeting shall elect officers of the company as follows: a chairman of the board, a president and a secretary. The board of directors may also elect one or more vice chairmen. The board of directors or the executive committee may elect other officers, including one or more executive vice presidents, senior vice presidents, vice presidents, a general counsel, a controller, a general auditor, and other officers and assistant officers as the board of directors or the executive committee deems necessary. Each officer shall hold office for the term for which he is elected and until his successor shall have been duly elected and qualified, or until his death, resignation, or removal in the manner hereinafter provided. One person may hold more than one office except that the president shall not also hold the office of secretary. The chairman of the board, each vice chairman of the board, if any, and the president shall be directors of the company, but no other officer need be a director.

         SECTION 2. Removal. Any officer who may be elected only by the board of directors may be removed only by the board of directors. Any officer who may be elected by either the board of directors or the executive committee may be removed by either the board of directors or the executive committee. Removal of any officer may occur whenever in the judgment of the board of directors or the executive committee, as the case may be, the best interests of the company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not of itself create contract rights.

         SECTION 3. Vacancies. A vacancy in the office of any officer may be filled for the unexpired portion of the term by the board of directors.

         SECTION 4. Chief Executive Officer. The board of directors shall designate either the chairman of the board or the president to be the chief executive officer of the company. All other officers of the company shall be subordinate to the chief executive officer and shall report to him as he may direct. The chief executive officer shall have responsibility for the general management and direction of the business of the company and for the execution of all orders and resolutions of the board of directors. In addition to the powers prescribed in these bylaws, he shall have all of the powers usually vested in the chief executive officer of a corporation and such other powers as may be prescribed from time to time by the board of directors. He may delegate any of his powers and duties to any other officer with such limitations as he may deem proper.

         SECTION 5. Chairman of the Board. The chairman of the board shall preside at all meetings of the shareholders and of the board of directors; shall have authority to execute all legal instruments necessary for the transaction of the company's business; may sign certificates for shares of capital stock of the company; and may be designated as chief executive officer, as provided in these bylaws. He shall be a member of all standing committees of the board of directors except those the membership of which is restricted to non-officer directors, and shall have such other responsibilities and powers as may be prescribed in these bylaws or from time to time by the board of directors. If he is not designated as chief executive officer, the chairman of the board shall have such powers and perform such duties as maybe delegated to him by the chief executive officer, and shall be vested with all the powers and authorized to perform all the duties of the chief executive officer in his absence or inability to act.

         SECTION 6. Vice Chairman of the Board. In the absence of the chairman of the board and the president, a vice chairman of the board shall preside at all meetings of the shareholders and the board of directors; shall have authority to execute all legal instruments necessary for the transaction of the company's business; and shall have such other powers and duties as may be delegated to him by the board of directors or the chief executive officer.

         SECTION 7. President. In the absence of the chairman of the board, the president shall preside at all meetings of the shareholders and of the board of directors; shall have authority to execute all legal instruments necessary for the transaction of the company's business; may sign certificates for shares of capital stock of the company; and may be designated as chief executive officer, as provided in these bylaws. He may delegate such of his powers and duties to other officers with such limitations as he may deem proper. The president shall have such other powers and duties as may be prescribed in these bylaws or from time to time by the board of directors. If he is not designated as chief executive officer, the president shall have such powers and perform such duties as may be delegated to him by the chief executive officer, and shall be vested with all the powers and authorized to perform all the duties of the chief executive officer in his absence or inability to act.

         SECTION 8. Vice President. Each vice president shall have such powers and duties as may be delegated to him by the board of directors or the chief executive officer, or any authorized officers senior to the vice president, and may exercise the powers of the president during his absence or inability to act. Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken.

         SECTION 9. Secretary. The secretary shall keep the minutes of all meetings of the board of directors, of the shareholders, and of the executive committee; shall issue all notices; may sign with the chairman of the board, a vice chairman of the board, or the president in the name of the company all legal instruments necessary for the transaction of the company's business and affix the seal of the company thereto; shall sign with the chairman of the board or president all certificates for shares of the capital stock of the company; and shall have such other powers and duties as may be prescribed by the board of directors or the chief executive officer.

         SECTION 10. Treasurer. The treasurer shall have responsibility for the safekeeping and custody of all the funds and securities of the company; shall establish and execute programs for the provision of the capital required by the company, including negotiating the procurement of capital and maintaining the required financial arrangements; shall establish and maintain adequate sources for the company's short-term borrowings; shall establish and maintain liaison with investment bankers and financial analysts; shall establish and maintain banking arrangements; and shall have such other powers and duties as may be prescribed by the board of directors or the chief executive officer.

         SECTION 11. Powers and Duties of Assistant Secretaries. Each assistant secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the secretary, and may exercise the powers of the secretary during that officer's absence or inability to act. Any action taken by an assistant secretary in the performance of the duties of the secretary shall be conclusive evidence of the absence or inability to act of the secretary at the time such action was taken.

         SECTION 12. Powers and Duties of Assistant Treasurers. Each assistant treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the treasurer, and may exercise the powers of the treasurer during that officer's absence or inability to act. Any action taken by an assistant treasurer in the performance of the duties of the treasurer shall be conclusive evidence of the absence or inability to act of the treasurer at the time such action was taken.


                                   ARTICLE VI.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 1. Actions. The company shall indemnify any person who was or is a named defendant or respondent or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (including any action by or in the right of the company), or any appeal of such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of the company, or is or was serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, or similar functionary of another foreign or domestic corporation or non-profit corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (any such person acting in any such capacity being hereinafter referred to as "potential indemnitee"), against judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement, and reasonable expenses (including court costs and attorneys' fees) actually incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, (i) in the case of conduct in his official capacity as a director of the company, to be in the best interests of the company and (ii) in all other cases, to be not opposed to the best interests of the company; and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful; provided, however, that in connection with any action, suit or proceeding in which the person shall have been adjudged to be liable to the company or liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity as a director or officer, (i) indemnification shall be limited to reasonable expenses (including court costs or attorneys' fees) actually incurred in connection with such proceeding, and (ii) indemnification shall be prohibited, if the person is found liable for willful or intentional misconduct in the performance of his duty to the company. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the company; and, with respect to any criminal action or proceeding, shall not create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. Success on Merits or 0therwise. Where a potential indemnitee has been wholly successful, on the merits or otherwise, in defense of any such action, suit or proceeding, he shall be indemnified against reasonable expenses (including court costs and attorneys' fees) actually incurred by him in connection therewith.

         SECTION 3. Determination that Indemnification is Proper. Any indemnification under Section 1 of this article (unless otherwise ordered by a court of competent jurisdiction) shall be made by the company only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who at the time of the vote have not been named as defendants or respondents in such action, suit or proceeding, or (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in such action, suit or proceeding, or (iii) by special legal counsel selected by the board of directors (or a committee thereof) by vote in the manner set forth in subparagraphs (i) and (ii) of this Section 3, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (iv) by the shareholders in a vote that excludes the shares held by any director who is named as a defendant or respondent in such action, suit or proceeding.

         SECTION 4. Expenses Prior to Final Disposition. Reasonable expenses incurred by a director, officer, or employee of the company or other person entitled to indemnity hereunder, who was, is or is threatened to be made a named defendant or respondent in any such action, suit or proceeding described in
Section 1 shall be paid by the company in advance of the final disposition thereof upon receipt of a written affirmation by the director, officer, employee or other person of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director, officer, employee or other person to repay such amount if it is ultimately determined that the person has not met such necessary standard of conduct or that indemnification is prohibited by Section 1 of this article. Determinations with respect to payments under this Section 4 shall be made in the manner specified by Section 3 for determining that indemnification is permissible, except as otherwise provided by law.

         SECTION 5. Nonexclusive Rights-Continuance Beyond Tenure. The indemnification provided by this article shall not be deemed (i) to be exclusive of any other rights consistent with law to which the person indemnified may be entitled under the articles of incorporation of the company, bylaws, any general or specific action of the board of directors, agreement, authorization of shareholders, or otherwise, or as may be permitted or required by law, both as to action in his official capacity as a director and as to action in another capacity while holding such office, or (ii) to be a limitation upon the power of the company to indemnify and to advance expenses, consistent with law. The indemnification provided by this article shall continue as to a person who has ceased to be a director, officer, or employee of the company or other person entitled to indemnity hereunder or to serve in such other capacity in which he was entitled to indemnification hereunder, and shall inure to the benefit of his heirs and legal representatives.

         SECTION 6. Insurance Authorized. Subject to any restrictions now or hereafter established by applicable law, the company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the company or who is or was serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation or non-profit corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the company would have the power to indemnify him against that liability under the provisions of this article or the Texas Business Corporation Act.

         SECTION 7. Definitions. For purposes of this article, references to "the company" include any domestic or foreign predecessor entity of the company in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the company by operation of law and in any other transaction in which the company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article. For purposes of this article, references to "serving at the request of the company" shall include any service as a director, officer or employee of the company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the company" as referred to in this article.

         SECTION 8. Expenses as Witness. Notwithstanding any other provision of this article, the company may pay or reimburse expenses incurred by any director, officer, or employee of the company or any other potential indemnitee hereunder in connection with his appearance as a witness or other participation in any action, suit or a proceeding described in Section 1 at a time when he is not a named defendant or respondent in such action, suit or proceeding.

         SECTION 9. Notice to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders of the company with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.


                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

         SECTION 1. Registered Office. Unless the board of directors otherwise determines, the registered office of the company, required by the Texas Business Corporation Act to be maintained in the State of Texas, shall be the principal place of business of the company, but such registered office may be changed from time to time by the board of directors in the manner provided by law and need not be identical to the principal place of business of the company.

         SECTION 2. Books and Records. Correct and complete books and records of account of the company and the minutes of the proceedings of its shareholders, board of directors, and each committee of its board of directors shall be kept at the registered office of the company. Records of the original issuance of shares issued by the company and of each transfer of those shares that have been presented for registration of transfer shall be kept at the registered office of the company or at the office of its principal transfer agent or registrar. A record of the past and present shareholders of the company, giving the names and addresses of all such shareholders and the number of shares of each class and series of stock held by each, shall also be kept at the registered office of the company or at the office of its principal transfer agent or registrar. Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the company, upon written demand stating the purpose thereof, or any director of the company shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, and share transfer records, and to make extracts therefrom.

         SECTION 3. Action Without Meeting and Telephone Meetings. Any action permitted, or required by law, these bylaws, or the articles of incorporation of the company, to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

         Subject to the notice requirements of these bylaws, members of the board of directors or of any committee created by the board of directors may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment, including teleconferencing via a satellite communications system, provided all persons participating in the meeting can hear each other.

         SECTION 4. Fiscal Year. The fiscal year of the company shall be the calendar year.

         SECTION 5. Seal. The seal of the company shall be such as from time to time may be approved by the board of directors.

         SECTION 6. Notice and Waiver of Notice. Whenever any notice is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the company, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the date and time stated therein, shall be deemed equivalent thereto.

         SECTION 7. Resignations. Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chairman of the board, the president, or the secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         SECTION 8. Securities of Other Corporations. The board of directors shall by resolution designate the officers of the company who shall have power and authority to transfer, endorse for transfer, vote, or consent to or take any other action with respect to any securities of another issuer which may be held or owned by the company and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         SECTION 9. Investments and Loans. Investments and loans of the company shall be made pursuant and subject to the provisions of the law.

         SECTION 10. Execution of Contracts and Other Instruments. All contractual or obligatory undertakings, including but not limited to deeds, conveyances, transfers, and releases, shall be signed by, (a) the chairman of the board, a vice chairman of the board, the president, or a vice president, or
(b) any attorney-in-fact or agent of the company who has been, or at any time in the future may be, appointed by the chairman of the board, a vice chairman of the board, the president, or a vice president, and by the company secretary or an assistant secretary. When necessary, such instruments may have the corporate seal affixed and may be attested by the secretary or an assistant secretary. Checks may be signed by the chairman of the board, a vice chairman of the board, the president, a vice president, the secretary, the treasurer, or any other person who may be authorized by the board of directors or the chief executive officer.

         SECTION 11. Rules and Regulations. Rules and regulations for the conduct of the company's business not in conflict with these bylaws may be adopted by the executive committee by resolution duly recorded in the minutes of the committee; provided, however, that such action may be modified or abrogated by the board of directors.


                                  ARTICLE VIII.

                                   AMENDMENTS

         Unless otherwise provided in the Articles of Incorporation, the power to alter, amend, or repeal these bylaws or adopt new bylaws shall be vested in the full board of directors subject, however, to repeal or change by action of the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of all classes of stock of the company entitled to vote generally in election of directors, voting together as a single class.

                                  CERTIFICATION

         I HEREBY CERTIFY that the foregoing is a true and full copy of the bylaws of AMERICAN GENERAL CORPORATION as the same are now in effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of AMERICAN GENERAL CORPORATION this ______day of __________________, 19__.



                                               --------------------------------
                                               Secretary